As filed with the Securities and Exchange Commission on November 24, 2009
Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Benihana Inc.
(Exact name of registrant as specified in its charter) Delaware
(State or other jurisdiction of incorporation or organization) 65-0538630
(I.R.S. Employer Identification Number) Benihana Inc., 8685 Northwest 53rd Terrace, Miami, Florida 33166, (305) 593-0770
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Landey Strongin, Esq.,
Dornbush Schaeffer Strongin & Venaglia, LLP, 747 Third Avenue,
New York, New York 10017, (212) 759-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service) From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.	☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.	☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.	☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2) (3)	Amount of registration fee (4)
Class A Common Stock, par value $0.10 per share
Common Stock, par value $0.10 per share
Preferred Stock, par value $1.00 per share
Debt Securities
Rights to purchase Class A Common Stock, par value $0.10 per share		N/A	N/A	$— (5)
Rights to purchase Common Stock, par value $0.10 per share		N/A	N/A	$— (5)
Total			$30,000,000.00	$1,674
(1) There are being registered hereunder an indeterminate number of shares of Class A Common Stock, par value $0.10 per share (the “Class A Stock”), an indeterminate amount of shares of Common Stock, par value $0.10 per share, an indeterminate amount of shares of Preferred Stock, par value $1.00 per share (“Preferred Stock”), an indeterminate number or principal amount of debt securities and subscription rights for an aggregate initial offering price not to exceed $30,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Pursuant to Rule 416 of the Securities Act of 1933, as amended, the securities registered hereunder also include such indeterminate number of shares of Class A Stock as may be issued upon conversion of Common Stock and such shares of Class A Stock, Common Stock and Preferred Stock as may be issued upon conversion of or exchange for Preferred Stock or debt securities or pursuant to the antidilution provisions of any such securities.
(2) The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance of the securities registered by this Registration Statement.
(3) Estimated solely for the purpose of calculating the registration fee.
(4) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.
(5) Any subscription rights will be issued without consideration. Pursuant to Rule 457(g), no separate registration fee is payable.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED November 24, 2009

P R O S P E C T U S

$30,000,000

BENIHANA INC.

CLASS A COMMON STOCK
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
SUBSCRIPTION RIGHTS

We may from time to time offer and sell in one or more offerings, together or separately, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $30,000,000. Based on the last reported sale price of our securities (please see below), however, there is not a sufficient amount of shares currently authorized under our Certificate of Incorporation to effect a substantial offering under this prospectus. For this reason, we have under consideration the call of a special meeting of stockholders to consider and act upon an amendment of our Certificate of Incorporation, increasing its authorized capital stock which may be necessary in order to, at least, effect an offering with an aggregate initial offering price of $30,000,000. No assurances, however, can be given that such a meeting will be called or our stockholders will approve such an amendment. If such an amendment to our Certificate of Incorporation is not so approved, we may choose to not complete any offering under this prospectus. Furthermore, pursuant to General Instruction I.B.6 of Form S-3, we will not sell, in any twelve month period, in a public primary offering securities having a value exceeding one-third of our public float if our public float (the market value of our Class A Stock and Common Stock (each, as defined below) held by non-affiliates) is below $75,000,000. Such limitation does not apply to a rights offering.  Our public float as of October 11, 2009, was $77,069,160.

We will specify in an accompanying prospectus supplement the specific terms of any offering and the securities offered.

Our Class A Common Stock, par value $0.10 per share (“Class A Stock”), and Common Stock, par value $0.10 per share (“Common Stock”), are listed on the Nasdaq Global Select Market under the trading symbols “BNHNA” and “BNHN,” respectively. The last reported sale price of our Class A Stock and Common Stock on November 13, 2009 were $5.10 per share and $6.51 per share, respectively.

You should read this prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus carefully before you invest. The securities offered by this prospectus may be sold directly by us to purchasers, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” The price to the public and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves risks. You should carefully consider the risk factors discussed in the section entitled “ Risk Factors” on page 2 of this prospectus and in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in any quarterly report on Form 10-Q, as well as any prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is [______] [__], 20[__]

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. When used in this prospectus and in any documents incorporated by reference herein, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify certain of such forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein as a result of a number of factors, either individually or in combination, including changes in consumer dining preferences, the reaction of our customers and employees to the Benihana Teppanyaki Renewal Program, fluctuations in commodity prices, availability of qualified employees, changes in the general economy and the availability and cost of credit, industry cyclicality, and in consumer disposable income, competition within the restaurant industry, availability of suitable restaurant locations, harsh weather conditions in areas in which we and our franchisees operate restaurants or plan to build new restaurants, acceptance of our concepts in new locations, changes in governmental laws and regulations affecting labor rates, employee benefits, and franchising, ability to complete restaurant construction and renovation programs and obtain governmental permits on a reasonably timely basis, an adverse outcome in the dispute between us and the former minority stockholders of Haru Holding Corp. and other factors that we cannot presently foresee.

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, references in this prospectus to “the Company,” “we,” “our” or “us” refer to Benihana Inc. and its consolidated subsidiaries.

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings up to a total amount of $30,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplement, includes all material information relating to this offering. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website (www.sec.gov) or at the SEC office mentioned under the heading “Where You Can Find More Information.”

ABOUT THE COMPANY

We have operated “Benihana” teppanyaki-style Japanese restaurants in the United States for approximately 45 years, and we believe we are one of the largest operators of teppanyaki-style restaurants in the country. We also operate two other Asian restaurant concepts: RA Sushi and Haru. Our core concept, the Benihana restaurant, offers teppanyaki-style Japanese cuisine in which fresh steak, chicken and seafood are prepared by a chef on a steel teppan grill at the center of the customers’ table. Our RA Sushi concept offers sushi and a full menu of Pacific-Rim dishes in a high-energy environment featuring upbeat design elements and contemporary music. Our Haru concept offers an extensive menu of traditional Japanese and Japanese fusion dishes in a modern, urban atmosphere as well as take-out and delivery services.

Our principal executive offices are located at 8685 Northwest 53rd Terrace, Miami, Florida  33166, and our telephone number is (305) 593-0770. Our corporate website address is www.benihana.com. Benihana Inc. is a Delaware corporation incorporated in December 1994.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under the heading “Risk Factors” contained in any prospectus supplement, in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q as well as all of the other information contained in this prospectus, incorporated by reference into this prospectus and any applicable prospectus supplement, including our financial statements and related notes, before investing in our securities. If any of the possible events described in those sections actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed. Additional risks and uncertainties not presently known to us may also adversely impact our operations.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which could include the repayment of debt. We may also use a portion of the net proceeds to acquire or invest in other companies, businesses or assets. At the present time, we have not entered into any agreements in principle relating to any material acquisitions.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities and/or preferred stock under this prospectus, then we will, at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades, rights offerings made to our stockholders or a combination of these methods. We may sell the securities (1) to or through underwriters or dealers, (2) through agents, and/or (3) directly to one or more purchasers. The aggregate initial offering price of the securities that we offer will not exceed $30,000,000. Based on the last reported sale price of our securities, however, there is not a sufficient amount of shares currently authorized under our Certificate of Incorporation to effect a substantial offering under this prospectus. For this reason, we have under consideration the call of a special meeting of stockholders to consider and act upon an amendment of our Certificate of Incorporation, increasing its authorized capital stock which may be necessary in order to, at least, effect an offering with an aggregate initial offering price of $30,000,000. No assurances, however, can be given that such a meeting will be called or our stockholders will approve such an amendment. If such an amendment to our Certificate of Incorporation is not so approved, we may choose to not complete any offering under this prospectus. Furthermore, pursuant to General Instruction I.B.6 of Form S-3, we will not sell in any twelve month period in a public primary offering securities having a value exceeding one-third of our public float if our public float (the market value of our Class A Stock and Common Stock held by non-affiliates) is below $75,000,000. Such limitation does not apply to a rights offering. Our public float as of October 11, 2009 was $77,069,160.

We may sell the securities covered by this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers. The prospectus supplement or supplements will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any;
●	the purchase price of the securities and the proceeds we will receive from the sale;
●	any over-allotment options under which underwriters may purchase additional securities from us;
●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
●	any public offering price; and
●	any discounts or concessions allowed or reallowed or paid to dealers.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters may be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship. We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

DESCRIPTION OF CLASS A COMMON STOCK, COMMON STOCK AND PREFERRED STOCK

General

The following summary describes the material terms of our capital stock. For the complete terms of our capital stock, you should read the detailed provisions of our Certificate of Incorporation and By-Laws as well as applicable provisions of the Delaware General Corporation Law. See “Where You Can Find More Information.”

Our authorized capital stock consists of 37,000,000 shares of all classes of stock, of which 20,000,000 shares are Class A Stock, par value $0.10 per share, 12,000,000 shares of Common Stock, par value $0.10 per share and 5,000,000 shares of Preferred Stock, par value $1.00 per share. As of November 13 2009, we had 9,769,761 shares of Class A Stock, 5,634,764 shares of Common Stock and 800,000 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”) issued and outstanding. Additionally, as of November 13, 2009, an aggregate of 905,345 shares of Class A Stock and 229,504 shares of Common Stock were reserved for issuance upon the exercise of outstanding options issued under our equity incentive plans, 1,578,943 shares of each of Common Stock and Class A Stock were reserved for issuance in connection with the conversion of issued and outstanding Series B Preferred Stock; 5,634,764 shares of Class A Stock were reserved for issuance in connection with the conversion of issued and outstanding Common Stock and 154,046 shares of Preferred Stock were reserved for issuance of Series A-1 Junior Participating Preferred Stock and Series A-2 Junior Participation Preferred Stock under our rights agreement with American Stock Transfer & Trust Company.

Common Stock

Dividend Rights. Holders of Class A Stock and Common Stock are entitled to receive dividends, when and if declared by our Board of Directors out of funds legally available therefor. Holders of Class A Stock are entitled to receive dividends per share not less then the amount paid per share to the holders of Common Stock.

Conversion. Common Stock is convertible into Class A Stock on a share-for-share basis.

Voting Rights. Holders of Common Stock and Class A Stock vote on all matters as a single class except with respect to the election of directors and as required by law.  When voting together as a single class, holders of Class A Stock are entitled to one-tenth of one vote per share and holders of Common Stock are entitled to one vote per share. When voting separately to elect directors, holders of Class A Stock, voting together as a single class, are entitled to elect one-fourth of our Board of Directors (rounded to the next higher number of directors), and holders of Common Stock, voting together as a single class, are entitled to elect the remaining members of our Board of Directors. Of our current nine member Board of Directors, three members were elected by the holders of Class A Stock and six members were elected by the holders of Common Stock.

Classification. The Board of Directors is divided into three classes with the three-year term of office of a class expiring each year and with the designation by class dependent upon the scheduled expiration of the directors’ terms of office. Cumulative voting is not permitted or required.

Liquidation Rights. Upon our any liquidation or dissolution, after payment or provision for payment of our debts or liabilities and any amounts to which holders of senior securities may be entitled, holders of Class A Stock and Common Stock are entitled to share ratably as one class in the remaining assets of the Corporation.

Preferred Stock

Board Authorization. Pursuant to our Certificate of Incorporation, our Board of Directors has authority, without further action by our stockholders (unless such stockholder action is required by applicable law), to designate and issue up to 5,000,000 shares of Preferred Stock in one or more series, to set forth, if any, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of such series to the full extent permitted by law, including with respect to:

●	the number of shares to constitute such series;
●	the voting powers, full or limited, if any, of such series;
●
the rate of dividends payable on shares of such series, the conditions on which and the times when such dividends are payable, the preference to, or the relation to, the payment of the dividends payable on any other class, classes or series of stock, whether cumulative or non-cumulative and, if cumulative, the date from which dividends on shares of such series shall be cumulative;

●	the redemption price or prices, if any, and the terms and conditions on which shares of such series shall be redeemable;
●	the requirement of any sinking fund or funds to be applied to the purchase or redemption of shares of such series and, if so, the amount of such fund or funds and the manner of application;
●	the rights of shares of such series upon the liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Company;
●
the rights, if any, of the holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class, classes or series of stock and the price or prices or the rates of exchange and the adjustments at which such shares shall be convertible or exchangeable, and any other terms and conditions of such conversion or exchange; and

●
any other preferences and relative, participating, optional or other special rights of shares of such series, and qualifications, limitations or restrictions including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any qualifications, limitations or restrictions of rights or powers to which shares of any future series shall be subject.

Dividend Rights. Holders of Series B Preferred Stock are entitled to receive a dividend equal to $1.25 per share, payable on the last day of each calendar quarter.

Conversion. Each share of Series B Preferred Stock is currently convertible into Common Stock at a conversion price of approximately $12.67 per share (as may be adjusted from time to time, including, under certain circumstances, in the event of a stock dividend, certain sales of our securities and certain issuances of rights to purchase our securities) or 1.97 shares of Common Stock for each share of Series B Preferred Stock. The 800,000 shares of Series B Preferred Stock outstanding are currently convertible into an aggregate 1,578,943 shares of Common Stock.

Voting Rights. Holders of Series B Preferred Stock vote on an “as if converted” basis together with holders of Common Stock on all matters put to a vote of the holders of Common Stock. In addition, the approval of a majority of the Series B Preferred Stock is required for certain events outside the ordinary course of business, principally certain sales of our securities, liquidation of the Company, merger or consolidation of the Company into any other person and acquisitions or dispositions of assets having a value in excess of 25% of our total consolidated assets.

Liquidation Rights. Holders of Series B Preferred Stock have a liquidation preference of $20,000,000, or $25.00 per share (subject to anti-dilution provisions), plus accrued and unpaid dividends.

Certain Anti-Takeover Matters

The terms of our Series B Preferred Stock require the sale of all or substantially all of our assets, liquidation of the Company or merger or consolidation of the Company into any other person to be approved by the holders of not less than a majority of the shares of Series B Preferred Stock. Our Certificate of Incorporation and By-Laws also contain other provisions which could have anti-takeover effects, including, without limitation:

●	the authority of the Board of Directors to issue additional shares of Preferred Stock and to fix the relative rights and preferences of the Preferred Stock without additional stockholder approval;
●	the division of our Board of Directors into three classes of directors with three-year staggered terms; and
●	certain notice procedures to be complied with by stockholders in order to make stockholder proposals or nominate directors.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes the general terms and provisions of the debt securities that we may offer. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions that we describe in this prospectus apply to that particular series of debt securities. For a complete description of the material terms of a particular issue of debt securities, you must refer to both the prospectus supplement relating to that series and to the following description.

If issued, we will issue the debt securities under an indenture between us and a party to be determined, as trustee. The indenture is subject to, and governed by, the Trust Indenture Act of 1939. We have filed a copy of the form of indenture as an exhibit to the registration statement of which this prospectus forms a part. We have summarized the material portions of the indenture below, but you should read the indenture for other provisions that may be important to you. We qualify the following summary in its entirety by reference to the provisions of the indenture.

General

The debt securities will be our direct unsecured general obligations. We will establish the terms of each series of debt securities that we will issue under the indenture by a resolution of our Board of Directors. We will detail the terms of the debt securities that we will offer in an officers’ certificate under the indenture or by a supplemental indenture. We will describe the particular terms of each series of debt securities that we issue in a prospectus supplement relating to that series. The specific terms described in any prospectus supplement may differ from the terms described below.

Under the indenture, we can issue an unlimited amount of debt securities, including debt securities that are convertible into or exchangeable for our other securities, including our common stock. We may issue the debt securities:

●	in one or more series,
●	with the same or various maturities,
●	at par,
●	at a premium, or
●	at a discount.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the initial offering price,
●	the aggregate principal amount of that series of debt securities,
●	the title of the debt securities,
●	any limit on the aggregate principal amount of the debt securities,
●	the date or dates on which we will pay the principal on the debt securities,
●	the maturity date,
●
the per annum rate or rates (which may be fixed or variable) or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest,

●	the date or dates from which interest will accrue,
●	the date or dates on which interest will commence and be payable,
●	any regular record date for the interest payable on any interest payment date,
●	the place or places where we will pay the principal, premium, and interest with respect to the debt securities,
●	the terms and conditions upon which we may redeem the debt securities,
●	any obligation we have to redeem or purchase the debt securities under any sinking fund or similar provisions or at the option of a holder of debt securities,
●	the denominations in which we will issue the debt securities, if we issues them other than in denominations of $1,000 and any integral multiple thereof,
●	whether we will issue the debt securities in the form of certificated debt securities or global securities,
●	the currency of denomination of the debt securities,
●	any addition to or change in the events of default that are described in this prospectus or in the indenture,
●	any change in the acceleration provisions that are described in this prospectus or in the indenture,
●	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities,
●	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series, and
●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that provide that we must only pay an amount less than our stated principal amount if our maturity date accelerates. In the prospectus supplement, we will also provide you with information on the federal income tax considerations and other special considerations that apply to any of the particular debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our Class A Common Stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A Common Stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Form, Exchange and Transfer

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or DTC, as depositary, or a nominee of DTC (a “book-entry debt security”), or a certificate issued in definitive registered form (a “certificated debt security”).

We will describe whether the particular series of debt securities will be a book-entry debt security or a certificated debt security in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, we will not issue book-entry debt securities in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at the trustee’s office or at paying agencies as provided for in the indenture. We will not charge you any service charge for any transfer or exchange of certificated debt securities, but may require you to pay a sum sufficient to cover any tax or other governmental charge that may be required in connection with your transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal, premium and interest on certificated debt securities only by surrendering the certificate representing your certificated debt securities. After you surrender your certificated debt securities, we or the trustee will reissue your certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System

A global debt security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same:

●	original issue date,
●	date or dates on which we must pay principal and interest, and
●	interest rate or method of determining interest.

We will deposit each global debt security representing book-entry debt securities with, or on behalf of, the depositary and will also register the global debt security in the name of the depositary or its nominee. The depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Only persons who have accounts with the depositary for the related global debt security, or participants, or a person that holds an interest through a participant may own beneficial interests in book-entry debt securities. When we issue a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the appropriate principal amounts of the book-entry debt securities that the participant owns. Any dealers, underwriters or agents participating in the distribution of the book-entry debt securities will designate the accounts that the depositary will credit. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests in book-entry debt securities will be effected only through, records that the depositary maintains for the related global debt security (for interests of participants) and records that the participants maintain (for interests of persons holding through participants). The laws of some states may require that some purchasers of securities take physical delivery of their securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities, because we will not issue book-entry debt securities in certificated form, except under the special circumstances that are described below.

So long as the depositary, or its nominee, is the registered owner of a global debt security, we will consider the depositary or its nominee as the sole owner or holder of the book-entry debt securities represented by the associated global debt security for all purposes under the indenture. Except as described in this prospectus or the applicable prospectus supplement, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names and will not receive or be entitled to receive physical delivery of a certificate in definitive form representing their securities. We will not consider beneficial owners of book-entry debt securities the owners or holders of those securities under the indenture. As a result, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the depositary’s procedures for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise some rights of holders of debt securities, and the indenture provides that we, the trustee and their respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities under the indenture.

We will make payments of the principal, premium and interest on the book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for:

●	any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or
●	maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect the depositary, upon receipt of any payment of the principal, premium or interest with respect to a global debt security, will immediately credit the participants’ accounts with payments in amounts proportionate to the amounts of book-entry debt securities they each hold, as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, or the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Holders of global debt securities may exchange their global debt securities for certificated debt securities if an event of default under the book-entry debt securities represented by those global debt securities has occurred and is continuing. We will register any certificated debt securities that we issue in exchange for a global debt security in the name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the previous information in this section concerning the depositary and the depositary’s book-entry registration and transfer system from sources we believes to be reliable, but take no responsibility for the accuracy of this information.

Consolidation, Merger and Sale of Assets

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Covenants

Unless stated otherwise in the applicable prospectus supplement and in a supplement to the indenture, a resolution of our Board of Directors or an officers’ certificate delivered under the indenture, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

Events of Default Under the Indenture

Under the indenture, an “event of default” means, with respect to any series of debt securities, any of the following:

●
default in the payment of any interest on any debt security of that series when it becomes due and payable, and the continuance of that default for a period of 30 days (unless we deposit the entire amount of the payment with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal or premium on any debt security of that series when due and payable;
●	default in the deposit of any sinking fund payment, when and as due on any debt security of that series; and
●
default in the performance or breach of any of our other covenants or warranties in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	some events of bankruptcy, insolvency or reorganization of the Company; and
●	any other event of default provided with respect to debt securities of that series that is described in the applicable supplement to this prospectus.

No event of default for a particular series of debt securities, except for the events of default relating to events of bankruptcy, insolvency or reorganization, will necessarily constitute an event of default for any other series of debt securities.

If an event of default for debt securities of any series occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and premium of all debt securities of that series. In the case of an event of default resulting from events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to us having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal that has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and premium with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion under “Modification and Waiver” below. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default and the continuation of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to some rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given the trustee written notice of a continuing event of default under the debt securities of that series; and
●
the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal, premium and any interest with respect to that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a statement of our compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification of Indenture; Waiver

We and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:

●	change the amount of debt securities whose holders must consent to an amendment or waiver;
●	reduce the rate of, or extend the time for payment of, interest (including default interest) on any debt security;
●
reduce the principal of, or premium on, or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the deposit of any sinking fund payment or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;
●
waive a default in the payment of the principal, premium or interest with respect to any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration);

●	make the principal, premium or interest with respect to any debt security payable in currency other than that stated in the debt security;
●
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal, premium and interest with respect to those debt securities and to institute suit for the enforcement of any payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

Except for some specified provisions of the indenture, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of that series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal, premium or any interest with respect to any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture provides that, unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations under the debt securities of any series (except for some obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be discharged when we deposit with the trustee, in trust, money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest, and any mandatory sinking fund payments for the debt securities of that series on the stated maturity in accordance with the terms of the indenture and those debt securities.

We will be discharged only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that holders of the debt securities of the series from which we wish to be discharged will:

●	not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and
●
will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with specified conditions, we may omit to comply with certain restrictive covenants contained in the indenture, as well as any additional covenants contained in a supplement to the indenture, a resolution of the Board of Directors or an officers’ certificate delivered pursuant to the indenture.

The conditions include us:

●
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest, and any mandatory sinking fund payments or the debt securities of that series on the stated maturity in accordance with the terms of the indenture and those debt securities; and

●
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

In the event we exercise our option not to comply with some covenants of the indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations we have deposited with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

“Foreign government obligations” means for the debt securities of any series that are denominated in a currency other than U.S. dollars:

●
direct obligations of the government that issued or caused to be issued the currency in question for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

●
obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

Governing Law

The indenture and the debt securities will be governed by and construed under the laws of the State of New York.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary describes the general terms and provisions of the subscription rights to purchase our Class A Stock or Common Stock that we may offer to our stockholders. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such subscription rights offering. Each series of subscription rights will be issued under a separate subscription rights agent agreement to be entered into between us and a bank or trust company, as subscription rights agent, that we will name in the applicable prospectus supplement. The subscription rights agent will act solely as our agent in connection with the certificates relating to the subscription rights and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights.

The prospectus supplement relating to any subscription rights we offer will include specific terms relating to the offering, including, among others:

●
obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof;

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;
●	the exercise price for such subscription rights;
●	the number of such subscription rights issued to each stockholder;
●	the number of shares of Class A Stock or Common Stock purchasable upon exercise of the rights;
●	the extent to which such subscription rights are transferable;
●	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;
●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);
●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;
●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and
●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Each subscription right will entitle the holder of the subscription right to purchase for cash the number of shares of our Class A Stock, Common Stock or other securities at an exercise price set forth in, or determinable as set forth in, the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void and of no further force or effect.

Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of securities purchasable upon exercise of the subscription rights. If less than all of the subscription rights issued in any subscription rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement and other offering material of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights agent agreement which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription rights agent agreement if we offer subscription rights, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable subscription rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

LEGAL MATTERS

Dornbush Schaeffer Strongin & Venaglia, LLP, New York, New York, will pass upon certain legal matters in connection with any offering of securities made by this prospectus, including the validity of the issuance of the shares being offered hereby.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been so audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we file quarterly, annual, and current reports, proxy statements and other reports with the SEC. You can read and copy our public documents filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC’s toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the SEC’s Public Reference Rooms.

Our filings with the SEC are also available from its Internet website at www.sec.gov. Our Class A Stock and Common Stock are listed on the Nasdaq Global Select Market under the trading symbols “BNHNA” and “BNHN,” respectively.

The information in this prospectus may not contain all of the information that may be important to you. You should read the entire prospectus and any prospectus supplement as well as the information incorporated by reference in these documents before making an investment decision.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

(1)	our Annual Report on Form 10-K for the year ended March 29, 2009 filed with the SEC on June 29, 2009;

(2)
relevant portions of the Company’s Certificate of Incorporation defining the rights of the holders of our Class A Stock and Common Stock, incorporated herein by reference to Exhibit 3.01 to the Registration Statement on Form S-4 of the Company, Registration No. 33-88295, made effective March 23, 1995; and

(3)
all filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act since the end of the year ended March 29, 2009 until we complete our offering of all of the securities under this prospectus.

This prospectus incorporates documents by reference that are not presented or delivered with this prospectus. You may review and obtain these documents at our internet website at www.benihana.com, provided that no other information on our website shall be deemed incorporated by reference. We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to:

Benihana Inc.
8685 Northwest 53rd Terrace
Miami, Florida  33166
Attention: President
(305) 593-0770

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all fees and expenses, other than underwriting discounts and commission, payable by the registrant in connection with this offering. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Amount

SEC Registration Fee	$1,674
Accounting Fees and Expenses	$150,000
Legal Fees and Expenses	$100,000
Trustee Fees and Expenses	$15,000
Printing and Mailing Expenses	$50,000
Miscellaneous Fees	$53,326
Total	$370,000

Item 15. Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law, subject to various exceptions and limitations, Benihana Inc. (the “Company”) may indemnify its directors or officers if such director or officer is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceedings if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful except, in the case of an action by or in the right of the Company to procure a judgment in its favor, as to any matter in which such person shall have been adjudged to be liable to the Company. The Company is required to indemnify its directors and officers to the extent that they have been successful on the merits or otherwise in defense of any such action, suit or proceedings, or in the defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection therewith. In addition, Delaware law permits a corporation to limit or eliminate the liability of a director to the corporation and its shareholders for breaches of such directors’ fiduciary duties in certain circumstances. The foregoing, statement is qualified in its entirety by the detailed provisions of  Sections 145 and 102 of the Delaware General Corporation Law.

The Company’s Certificate of Incorporation contains provisions which provide for indemnification of directors and officers to the full extent provided by Delaware law as described above and which eliminate the liability of directors for breaches of their fiduciary duties to the Company in certain circumstances to the full extent permitted by the Delaware General Corporation Law. The Company’s By-Laws contains provisions which provide directors and officers with advancement of expenses incurred in defending against any action, suit or proceeding arising as a result of their positions as director and officers.

The Company carries a directors’ and officers’ liability insurance policy which provides for payment of expenses of the Company’s directors and officers in connection with certain threatened, or completed, actions, suits and proceedings against them in their capacities as directors and officers, in accordance with the General Corporation Law of Delaware.

Item 16. Exhibits

Exhibit No.	Description

4.1	Form of Debt Securities Indenture

5.1	Opinion of Dornbush Schaeffer Strongin & Venaglia, LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Dornbush Schaeffer Strongin & Venaglia, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

Item 17. Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)           Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)           That for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.  If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8)           To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

(b)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on the 24th day of November, 2009.

BENIHANA INC.

By:	/s/ Richard C. Stockinger
Name: Richard C. Stockinger
Title: Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard C. Stockinger and Jose I. Ortega, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement on Form S-3 for the registration of an undesignated amount of securities of Benihana Inc., or any Registration Statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

Principal Executive Officer:

/s/ Richard C. Stockinger	Chief Executive Officer and Director	November 24, 2009
Richard C. Stockinger

Principal Financial And Accounting Officer:

/s/ Jose I. Ortega	Vice President-Finance and Treasurer	November 24, 2009
Jose I. Ortega

Directors:

/s/ John E. Abdo	Vice Chairman of the Board and Director	November 24, 2009
John E. Abdo

SIGNATURE	TITLE	DATE

/s/ Norman Becker	Director	November 24, 2009
Norman Becker

/s/ J. Ronald Castell	Director	November 24, 2009
J. Ronald Castell

/s/ Darwin C. Dornbush	Chairman of the Board and Director	November 24, 2009
Darwin C. Dornbush

/s/ Lewis Jaffe	Director	November 24, 2009
Lewis Jaffe

/s/ Alan B. Levan	Director	November 24, 2009
Alan B. Levan

/s/ Joseph J. West	Director	November 24, 2009
Joseph J. West

/s/ Taka Yoshimoto	Executive Vice President-Operations and Director	November 24, 2009
Taka Yoshimoto